UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CPI Card Group Inc.
10368 W. Centennial Road
Littleton, CO 80127

(Address of principal executive offices) (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 25, 2021, CPI Card Group Inc. (the “Company”) issued a press release, made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing the commencement of a private offering by its wholly-owned subsidiary, CPI CG Inc. (the “issuer”), subject to market and other conditions, of $310 million aggregate principal amount of senior secured notes due 2026 (the “notes”). The notes are expected to be general senior secured obligations of the issuer and guaranteed by the Company and certain of its current and future wholly-owned domestic subsidiaries (other than the issuer). The issuer intends to use the net proceeds from the offering, together with cash on hand and initial borrowings under a $50 million secured asset based revolving credit facility that it expects to enter into concurrently with the issuance of the notes (the “ABL revolver”), to repay in full and terminate its existing credit facilities and to pay related fees and expenses. There is no assurance that the offering of notes will be consummated or that the issuer will be able to enter into the ABL revolver simultaneously with the issuance of the notes or at all. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The notes and related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act or outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This Current Report on Form 8-K (and the exhibit hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees. Any offers of the notes and related guarantees will be made only by means of a private offering memorandum, and are not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	CPI Card Group, Inc. press release dated February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP, INC.

Date: February 25, 2021	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer